UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2004

ENDOCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27212 (Commission File Number)	33-0618093 (IRS Employer Identification No.)

201 Technology Drive, Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 450-5400
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 5. OTHER EVENTS

Appointment of New Chief Financial Officer.

As we reported by press release on August 10, 2004 and in a Form 8-K filed on August 12, 2004, we have appointed Michael R. Rodriguez, 37, our new Chief Financial Officer and Senior Vice President, effective August 11, 2004. Mr. Rodriguez has assumed the position previously held by Katherine Greenberg, who resigned effective August 10, 2004.

Since January 2004, Mr. Rodriguez has served as a consultant to us, assisting us in working on a variety of financial and operational projects and, more recently, assisting with work regarding our compliance with Section 404 of the Sarbanes-Oxley Act. In that capacity he reported directly to our President & Chief Operating Officer William J. Nydam. We paid Mr. Rodriguez an aggregate of $172,000 for these consulting services.

Prior to joining us as a consultant, Mr. Rodriguez served as Executive Vice President and Chief Financial Officer of Directfit, Inc., a provider of information technology staffing services, from June 2000 to November 2003. From September 1997 to June 2000, Mr. Rodriguez held a variety of positions, including Senior Vice President and Chief Financial Officer, with Tickets.com, Inc., a publicly-traded Internet-based provider of entertainment ticketing services and software. From June 1995 to September 1997, Mr. Rodriguez was Corporate Controller and Director of Finance at EDix Corporation, a medical informatics company. Mr. Rodriguez began his career at Arthur Andersen LLP and was with that firm from 1989 to 1993. Mr. Rodriguez holds a B.S. degree in accounting from the University of Southern California and an M.B.A. from Stanford University and he is a certified public accountant.

Employment Agreement with Mr. Rodriguez

We have entered into an employment agreement with Mr. Rodriguez, dated as of August 11, 2004. Under his employment agreement, Mr. Rodriguez’s initial base salary is $200,000 per year, and Mr. Rodriguez is eligible to receive an annual bonus of up to 40% of his base salary. In addition, we have agreed to pay to Mr. Rodriguez a $20,000 signing bonus within 30 days of the effective date of his employment agreement.

Mr. Rodriguez’s employment agreement provides that Mr. Rodriguez will receive options to purchase 275,000 shares of our common stock, at an exercise price equal to the fair market value of the common stock on the grant date. These options vest as to 25% of the shares on the first anniversary of Mr. Rodriguez’s employment and 1/48th of the shares at the end of each monthly anniversary thereafter. The vesting will accelerate upon the occurrence of a change in control of us. These options expire on the tenth anniversary of Mr. Rodriguez’s employment.

Mr. Rodriguez’s employment agreement also provides that, if we terminate Mr. Rodriguez’s employment other than for “cause” (as defined in the employment agreement) or if Mr. Rodriguez terminates his employment for “good reason” (as defined in the employment agreement), then, during the period of time from the termination date until the first anniversary of the termination date, we will continue to pay to Mr. Rodriguez his base salary and make available to Mr. Rodriguez the benefits made generally available by us to our employees, to the extent permitted under applicable law and the terms of the benefit plans.

Resignation of Ms. Greenberg

In connection with her resignation, we currently are engaged in discussions with Ms. Greenberg to finalize a separation agreement pursuant to which we potentially provide Ms. Greenberg with salary continuation for an agreed-upon period in exchange for, among other things, our receipt of a general release of claims and cooperation in transition from Ms. Greenberg. Ultimately, we may not enter into a separation agreement with Ms. Greenberg upon terms favorable to us, or at all.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

99.1	Press Release, dated as of August 10, 2004.

99.2	Employment Agreement, dated as of August 11, 2004, between Endocare, Inc. and Michael R. Rodriguez.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
	By:	/s/ William J. Nydam
Date: August 12, 2004		William J. Nydam
President & Chief Operating Officer

EXHIBIT INDEX

99.1	Press Release, dated as of August 10, 2004.

99.2	Employment Agreement, dated as of August 11, 2004, between Endocare, Inc. and Michael R. Rodriguez.

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